UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-1
Registration Statement Under the Securities Act of 1933

EXCEL GLOBAL, INC.
(Exact Name of Registrant As Specified In Its Charter)

      Nevada                                                    26-0657736
(State or other jurisdiction     (Primary Standard           (I.R.S. Employer
   of incorporation or        Industrial Classification       Identification
     organization)                Code Number)                   Number)

                                                    Betty Soumekh
   292 S.La Cienega Blvd.                       292 S.La Cienega Blvd.
        Suite PHD                                    Suite PHD
   Beverly Hills, CA 90211                      Beverly Hills, CA 90211
   Telephone (310) 266-3738                    Telephone (310) 266-3738
 (Address, and telephone number             (Name, address and telephone number
 of principal executive offices)                    of agent for service)

Copies to:
Ms. Jody Walker ESQ.
7841 South Garfield Way
Centennial, CO 80122
Phone 303-850-7637 Fax 303-482-2731

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerate filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [  ]             Accelerated filer   [  ]
Non-accelerated filer  [  ]              Smaller reporting company [x]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF   AMOUNT     PROPOSED        PROPOSED      AMOUNT OF
SECURITIES TO BE         TO BE      MAXIMUM         MAXIMUM      REGISTRATION
REGISTERED             REGISTERED OFFERING PRICE   AGGREGATE        FEE
                                    PER SHARE      OFFER PRICE
Common Stock           1,000,000    $1.00      $1,000,000       $39.30
                       ---------               ----------       -------
Total                  1,000,000               $1,000,000       $39.30

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Preliminary Prospectus Dated April 24, 2008.  SUBJECT TO COMPLETION

$1,000,000

Up to a maximum of 1,000,000 Common Shares at $1.00 per Common Share

Excel Global, Inc.

Excel Global is registering 1,000,000 common shares at the purchase price of $1.00 per common share for the aggregate offering price of $1,000,000.

The offering will commence on the effective date of this prospectus and will terminate on or before June 30, 2009, unless extended by us for an additional 90 days.

Our common stock is currently not traded over-the-counter or listed on the NASD Over-The-Counter Bulletin Board.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement.

Consider carefully the risk factors beginning on page 6 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Proceeds of the Offering
                                        Per Common Share      Total
Offering Price                               $1.00           $1,000,000
Proceeds to Excel Global, before expenses    $1.00           $1,000,000

TABLE OF CONTENTS

Prospectus Summary                                                 5
Risk Factors                                                       6
Forward Looking Statements                                        11
Use of Proceeds                                                   12
Plan of Distribution                                              12
Business Operations                                               14
Dilution                                                          19
Dividend Policy                                                   20
Determination of Offering Price                                   21
Management's Discussion and Analysis of Financial
  Condition and Results of Operations                             21
Directors, Executive Officers Control Persons                     22
Security Ownership of Certain Beneficial Owners
  and Management                                                  24
Certain Relationships and Related Transactions                    25
Description of Capital Stock                                      25
Shares Eligible for Future Sale                                   26
Disclosure of Commission Position on Indemnification              27
  for Securities Act liabilities
Market for Common Stock and Related Stockholder
  Matters                                                         27
Experts                                                           28
Legal Proceedings                                                 28
Legal Matters                                                     28
Where You Can Find More Information                               28
Financial Statements                                              29

PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 6 and the financial statements.

General
-------                 Excel Global, Inc. was incorporated in the
State of Nevada on August 3, 2007.  Our
principal executive offices are located at 292
South LA Cienega Blvd., Suite PHD, Beverly
Hills, CA 90211.  Our telephone number is (310)
266-3738.

Operations
----------              Excel Global is principally engaged in the
design, development, marketing, sale, and support of customer intelligence software applications for the front office, which include those areas of business activity that involve customer interactions, such as sales, marketing and service.

We have only earned minimal revenues to date.
Our principal revenues will be derived from perpetual licenses of our software products, the related professional services, such as training and implementation, and the related customer support. We license our software in arrangements in which the customer purchases a combination of software, maintenance and/or professional services.

Common stock
 outstanding
------------            7,100,000

Common shares being
 sold in this offering
----------------------  1,000,000

Control by Officer and
 Director
---------------------- Betty Soumekh, an officer and director of Excel Global currently owns and will continue to own sufficient shares to control the operations of Excel Global.

Termination of the
  Offering
------------------      The offering will commence on the effective
date of this prospectus and will terminate on or before June 30, 2009, unless extended by us for an additional 90 days.

Market for our
 common stock
--------------          Our common stock is not listed on the NASD
Over-The-Counter Bulletin Board. We can provide no assurance that there will ever be an active market for our common stock.


RISK FACTORS

Excel Global's business is subject to numerous risk factors, including the following.

1. We cannot offer any assurance as to our future financial results. You may lose your entire investment.

We have received only minimal income from operations to date and future financial results are uncertain. We cannot assure you that Excel Global can operate in a profitable manner. We have an accumulated deficit of $(71,053) as of December 31, 2007. Even if we obtain future revenues sufficient to expand operations, increased production or marketing expenses would adversely affect liquidity of Excel Global.

2. We have operated Excel Global for a short period and have a going concern opinion from our certified public accountant, so we have only a limited operating history upon which you can evaluate our business and prospects.

You should consider our prospects in light of the risks, expenses, and difficulties those companies in their earlier stage of development encounter. Our success depends upon our ability to address those risks successfully, which includes, among other things:

   - Whether we will be able to assemble and maintain the necessary resources, including financial resources that we will need to implement our business plan;

   - Whether we can continue to build and maintain a strong management team that can develop and execute our business strategy;

   - Whether we will be successful in establishing and maintaining the strategic associations necessary to implement our business strategy; and

   - Whether we will be successful in implementing our sales and marketing strategy.


3. We do not have an active market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares at all.

We do not have an active public market for our common shares. We cannot assure you that an active public market will ever develop.
Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

4. We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other senior exchange and the tradability in our stock will be limited under the penny stock regulation.

The liquidity of our common stock is restricted as our common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of the company's common stock on the OTC Bulletin Board is below $5.00 per share, our common stock will come within the definition of a "penny stock." As a result, our common stock is subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

   - Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell Excel Global's common stock.

5. If our competitors are more successful in attracting and retaining customers and users, then our revenues could decline.

We compete with many other software and service providers. As we expand the scope of our business, we will compete directly with a greater number of companies providing business services across a wide range of different software and services, including those companies offering similar software and services either on a stand alone basis or integrated into other products and vertical markets where competitors may have advantages in expertise, brand recognition, available financial and other resources, and other factors/

In order to compete effectively, we may need to expend significant internal resources or acquire other technologies to provide or enhance our capabilities. If we are unable to maintain or expand our customer and user base in the future, our revenues may be negatively affected.

6. We may be subject to intellectual property infringement claims, which are costly to defend and could limit our ability to provide certain content or use certain technologies in the future.

Many parties are actively developing software products, as well as a variety of business models and methods. We believe that these parties will continue to take steps to protect these products, models and
methods, including, but not limited to, seeking patent protection.   As
a result, disputes regarding the ownership of these technologies and rights associated with these products, models and methods are likely to
arise in the future.   In addition to existing patents and intellectual
property rights, we anticipate that additional third-party patents
related to our products and services may be issued in the future.   We
expect that we will increasingly be subject to patent litigation as our products and services expand.

In the event that there is a determination that we have infringed third-party proprietary rights such as patents, copyrights, trademark rights, trade secret rights or other third party rights such as publicity and privacy rights, we could incur substantial monetary liability, be required to enter into costly royalty or licensing agreements, if available, or be prevented from using the rights, which
could require us to change our business practices in the future.   We
may also incur substantial expenses in defending against third-party
infringement claims regardless of the merit of such claims.   As a
result, these claims could harm our business.

7. Our intellectual property rights are valuable and any inability to protect them could dilute our brand image or harm our business.

We regard our copyrights, patents, trademarks, trade dress, trade secrets, and similar intellectual property, including our rights to certain domain names, as important to our success. To date, we do not have any patents issued or patent application pending. Effective trademark, patent, copyright, and trade secret protection may not be available in every country in which our products are distributed or will be made available in the future. Further, any future efforts we take to protect our proprietary rights may not be sufficient or effective. If we are unable to protect our trademarks from unauthorized use, our brand image may be harmed. While we attempt to ensure that the quality of our brand is maintained by our licensees, our licensees may take actions that could impair the value of our proprietary rights or the reputation of our products and media properties. Protection of the distinctive elements of our product may not be available under copyright law. Any impairment of our brand image could harm our business and cause our stock price to decline. In addition, protecting our intellectual property and other proprietary rights can be expensive. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and consequently harm our operating results. In turn, this could harm the results of our business and lower our stock price.

8. We expect our operating expenses to continue to increase as we attempt to expand our brand and fund product development.

We expect that our operating expenses will continue to increase as we expand our operations in areas of expected growth, continue to develop and extend our brand and fund greater levels of product development. If our expenses increase at a greater pace than our revenues, our operating results could be harmed.

9. We may not be successful in expanding the number of users of our products and services.

In order to successfully expand our number of users of our products and services we must employ significant resources to the consistent development of applications and innovative tools to assist the buyers and sellers experience otherwise we could lose business to other competitors or service providers. We estimate we will spend approximately $50,000 for the first year and yet to be determined increased amounts in subsequent years.

10. We rely on the value of the Edge brand and the costs of maintaining and enhancing our brand awareness will increase.

We believe that maintaining and expanding the Edge brand is an important aspect of our efforts to attract and expand our user base. We also believe that the importance of brand recognition will increase due to the relatively low barriers to entry. We will spend increasing amounts of money on, and devote greater resources to advertising, marketing and other brand-building efforts to enhance consumer awareness of the Edge brand. We may not be able to successfully maintain or enhance consumer awareness of the Edge brand and, even if we are successful in our branding efforts, such efforts may not be cost-effective. If we are unable to maintain or enhance customer awareness of the Edge brand in a cost effective manner, our business, operating results and financial condition would be harmed.

11. The successful operation of our business depends upon the supply of critical elements from other companies and any interruption in that supply could reduce the quality of our product and service offerings.

We depend upon third parties, to a substantial extent, for several critical elements of our business, including various technology, infrastructure, content development, software and distribution components.

We depend on hardware and software suppliers for prompt delivery, installation and service of servers and other equipment to deliver our products and services. Any errors, failures, interruptions, or delays experienced in connection with these third-parties could negatively impact our relationship with users and adversely affect our brand and our business and could expose us to liabilities to third parties.

12. Our operating results could fluctuate significantly due to a negative trend in consumer preferences and spending.

Purchasing patterns of customers may vary.   We cannot assure you that
we will be successful in marketing any of our products or that the revenues from the sale of these products will be sufficient for profitability.

13. We could experience delay in payments from our customers which would negatively affect our cash flow.

We are dependent upon reasonably prompt payments of licensing and service fees from our customers. Delays or disputes may materially affect our cash flow and place our operations in substantial jeopardy. We are not certain we can obtain bank lines of credit for financing receivables, if needed, or that the terms of such credit would be reasonable or affordable.

14. We depend on management and other key personnel, the loss of which could negatively affect our operations.

We depend on the efforts and abilities of our officers, directors and certain key employees. Our management has substantial experience in related industries and has demonstrated success within these industries; however, there can be no assurance that they will be able to duplicate that success in this company. If we lose the services of one or more of those persons, that loss could have a material adverse effect on our operations. Our continued success will be dependent upon our ability to hire, train and continue to retain qualified personnel to serve on our staff.



15. We may be subject to risks associated with global operations which could adversely affect our operations.

We only recently began to concentrate on developing international sales. As a result, we could derive substantial portions of our revenues from customers outside the United States. International operations are subject to a number of risks, including costs of localizing products and services for international markets, dependence on independent resellers, multiple and conflicting regulations regarding communications, restrictions on use of data and internet access, longer payment cycles, unexpected changes in regulatory environments, import and export restrictions and tariffs, difficulties in staffing and managing international operations, greater difficulty or delay in accounts receivable collection, potentially adverse tax consequences, the burden of complying with a variety of laws outside the United States, the impact of possible recession prone environments and economies outside the United States and political and economic instability. Furthermore, we expect that our export sales would be denominated predominately in United States dollars. Therefore, an increase in the value of the United States dollar relative to other currencies could make our products and services more expensive and potentially less competitive in international markets.


FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Excel Global, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by Excel Global, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

USE OF PROCEEDS

Any proceeds received from the sale of our common shares will be deposited directly into the operating account of Excel Global. We will be attempting to raise up to $1,000,000, minus expenses of $34,039, from the sale of our common shares. These proceeds will be used as follows:

Gross Proceeds            $1,000,000                 $500,000
Expenses                      34,039                   34,039
                          ----------                 --------

Equipment and Hardware      $250,000                 $125,000
Sales and Marketing          500,000                  250,000
Legal and Accounting          50,000                   25,000
Working Capital              165,961                   65,961
                            --------                 --------
Net Proceeds                $965,961                 $465,961

Gross Proceeds              $250,000                 $125,000
Expenses                      34,039                   34,039
                          ----------                 --------

Equipment and Hardware      $ 65,000                 $ 50,000
Sales and Marketing          100,000                   15,000
Legal and Accounting          25,000                   15,000
Working Capital               25,961                   10,961
                            --------                 --------
Net Proceeds                $215,961                 $ 90,961

Our uses of funds for general corporate purposes are, including but not limited to, working capital, operating capital, sales and marketing expense, income taxes, interest expense, commissions, administrative expenses, and capital expenditures.

In addition to the foregoing, other uses of cash may include costs of product development and costs associated with the integration of acquired businesses.

In the event we are not successful in selling all of the securities to raise $1,000,000, we would give priority to allocating capital to the purchase of equipment and hardware and launching marketing and sales initiatives to develop sales in the industries we are currently working in. Any remaining capital would be used to fund our working capital needs.


PLAN OF DISTRIBUTION

This prospectus relates to the sale of 1,000,000 common shares.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. This prospectus permits our officers and directors to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by Betty Soumekh and Jeremy Vernassal, officers and directors of Excel Global. Ms. Soumekh and Mr. Vernassal will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. Ms. Soumekh and Mr. Vernassal are not subject to a statutory disqualification and are not associated persons of a broker or dealer. Additionally, Ms. Soumekh and Mr. Vernassal primarily perform substantial duties on behalf of Excel Global otherwise than in connection with transactions in securities. Neither Ms. Soumekh nor Mr. Vernassal were a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering shall terminate on June 30, 2009, unless extended by us for an additional 90 days.

These are no finders.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a "penny stock" because the price of our common stock on the OTC Bulletin Board is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:
   - Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

BUSINESS OPERATIONS

Overview
--------
Excel Global, Inc. is engaged in the design, development, marketing, sale, and support of customer intelligence applications for the front office, which includes those areas of business activity that involve customer interactions, such as sales, marketing and service.


Our Business Strategy
---------------------
Our objective is to be the leading provider of customer intelligence software application for the front office supported by project-based professional services, which includes those areas of business activity that involve customer interactions, such as sales, marketing, and service. We have developed the following business strategies to achieve this objective:

   -  build the Excel Global and Edge brands.
   -  build consultative relationships with clients; and
   -  hire and retain highly qualified, experienced associates.

License Agreement
-----------------
On November 28, 2007 Excel Global, Inc. entered into a license agreement with Service Technology, Inc., a non-affiliate. Service granted us a license in perpetuity to the use the customer intelligence application, the Edge, on a non-exclusive basis. Should we exercise the license on a client, the software in that instance becomes a sub-license to that client.

Pursuant to the license agreement, we agreed to pay Service $50,000 on or before December 31, 2008 and issued Service 100,000 shares of restricted common stock of Excel Global.

In each instance where we have a client that requires the customized implementation of the Edge, and we have an approved sales agreement with our client for the use of the Edge, Service agrees to provide the following implementation services consistent with the requirements of that client:

   -  Edge implementation,
   -  updates and maintenance of the Edge,
   -  graphic design, and
   -  web hosting (where requested).

For each of our clients where Service provides the implementation services, Service shall be entitled to 2% of the net profit from such client, payable to Service on a quarterly basis. For the purposes of this Agreement, "profit" shall be net and defined as revenues less reasonable business, legal and technology expense with such expenses to be approved by Service's board of directors.

We shall provide Service with a full and complete accounting reflecting all reasonable expenses and the net profits when they are to be paid.

Services Provided By Service
   - Service delivered and installed the Edge to Excel Global so that it is fully usable by us with initial implementation to the point where it can be used for our clients.

   -  Implementation services as described above;

   - Service shall provide the implementation services to Excel Global at a rate per hour that covers Licensor's expenses provided that said implementation service have been approved by the board of directors of Excel Global. Service's fees shall not be greater than the prevailing competitive market rate in the State of California at the time said services are provided. Service shall invoice Excel Global for the implementation services on a monthly basis, with payment due 30 days after receipt of such invoice by Excel Global.

   - Service shall maintain sufficient agreed staff levels and resource levels to provide the implementation services on an ongoing basis for our clients. We shall be responsible for all reasonable costs associated with the provisions of implementation services.

   - Service shall build a domain identified by Excel Global for the purpose of marketing and informing our potential clients of our business. This site shall not mirror the Service Technology site in design and/or general appearance, but can in textual content of serves. We shall be responsible for the costs of Service's building and hosting of www.servicetechnologyinc.com (or another domain identified by Excel Global) for the purpose of marketing and informing potential clients of our business.

Prior to providing implementation services, Service shall provide Excel Global with a cost proposal and timeline for the provision of implementation services. If we approve the budget and timeline, both shall be adhered to by Service; provided, however, that the timeline shall allow for reasonable delays. Service shall inform us of the likelihood of any delays that may cause deviation from a timeline as soon as such information is known to Service.

Consultation and Services Provided By Excel Global
   - Excel Global shall have employ persons to sell the Edge and services to potential Clients.
   - Excel Global shall be the primary contact for clients and shall be responsible for client account management.
   - Excel Global shall offer the services and products for reasonable profit.

Termination
The term of the license agreement will in perpetuity from the effective date, unless terminated earlier in the event a party:
   -  becomes insolvent,
   - voluntarily files or has filed against it a petition under applicable bankruptcy or insolvency laws which such party fails to have released within thirty (3) days of such filing,
   - proposes any dissolution, composition or financial reorganizations with creditors or if a receiver, trustee, custodian or similar agent appointed, or takes possession with respect to all or substantial properties or businesses of such party, or
   - such party makes a general assignment for the benefit of creditors, the other party may terminate the license agreement by giving a termination notice, which termination shall become effective ten (10) days after a certified mailing.

Additionally, either party shall have the right to terminate the license agreement if the other is in material breach of any term or condition of the agreement and fails to remedy such breach.

Products and Services
----------------------
The Edge
Our CI application is designed to help organizations better manage their customer relationships, analyze critical customer data, and execute customer-focused business processes in today's ever-changing marketplace. The Edge allows our customers to enhance the end user's experience of their products and services, strengthen and enhance company brands, maximize the lifetime value of customers, efficiently and effectively deliver human interaction when customers value it most, and deploy best - in-class customer management strategies, processes, and technologies. The Edge can be installed on premise, or onsite.

Support Services
Through Service Technology, we provide training and implementation of the Edge and customer support for the Edge software maintenance.

Revenue
-------
Our principal revenues will be derived from perpetual licenses of our software products, the related professional services, such as training and implementation, and the related customer support. We license our software in arrangements in which the customer purchases a combination of software, maintenance and/or professional services.

Our Marketing Strategy
----------------------
Management believes that organizations will focus on the front office as they strive to improve productivity and profitability with high-quality, differentiated customer experiences. Our customer intelligence application, the Edge, collects customer data, which provides integrated solutions and enables Excel Global to offer a set of service offerings to deliver a complete business solution and not just a software solution to our customers.

Our customer application is a business strategy and not just software. Specifically, CI is about the combination of technology, methods, and practices that drive tangible results. We are marketing our application to organizations of all sizes to optimize their systems, processes, people and partners around the customer, leading to superior business outcomes and improved customer experiences.

Excel Global believes organizational change is more than methods and practices, but a combination of technology, methods, and practices that drive tangible results. With the Edge CI technology, we work with our customers to develop methods and practices through:

   - Defining, measuring, and understanding the customer experience helping a company enable its marketing departments to identify and target their best customers, manage marketing campaigns with clear goals and objectives, and generate quality leads for the sales team.;

   - Maximizing loyalty and retention assisting the organization to improve sales, account management, and sales management by optimizing information shared by multiple employees, and streamlining existing processes;

   - Allowing the formation of individualized relationships with customers, with the aim of improving customer satisfaction and maximizing profits; identifying the most profitable customers and providing them the highest level of service;

   - Increasing sales effectiveness providing employees with the information and processes necessary to know their customers, understand their needs, and effectively build relationships between the company, its customer base, and distribution partners; and

   -  Gaining market and competitive intelligence.

Our business model combines a client service orientation and commitment to quality with the entrepreneurial culture.

We believe we have significant opportunity for strong organic growth in our core business. In our core business, key elements of our growth strategy include:

   -  growing our client base;
   -  expanding geographically;
   -  providing additional software applications; and
   -  providing additional professional service offerings.

Strategic Partners and Alliances
--------------------------------
Excel Global will leverage sales and delivery alliances with companies whose capabilities complement our own by enhancing the Excel Global brand and extending our sales to new geographies. By combining alliance partners' products and services with Excel Global's capabilities and expertise, Excel Global will create innovative, high-value products for our clients. Some alliances will be specifically aligned with Excel Global's products, thereby adding skills, technology and insights that are applicable across the software application industry. Excel Global also plans to work with strategic partners to promote the Edge brand.

In addition, Excel Global plans to continue to develop solutions that address specific market needs, are affordable, and can be easily integrated with the products we currently have in place. Excel Global intends to continue to explore new market opportunities through product development, strategic partnering, acquisitions, the creation of new companies or divisions, and the use of partnership/distributor relationships that will provide increased market penetration in international markets.

Patents, Trademarks, Intellectual Property, and Proprietary Protection
----------------------------------------------------------------------
Excel Global does not own or license any patents, trademarks, or service marks that are material to our business.

Environmental Matters
---------------------
Excel Global believes it is in material compliance with all relevant federal, state, and local environmental regulations, and does not expect to incur any significant costs to maintain compliance with the regulations in the foreseeable future.

Going Concern
-------------
Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. In the near term, Excel Global expects operating costs to continue to exceed funds generated from operations. As a result, we expect to continue to incur operating losses and may have insufficient funds to grow its business in the near future. We can give no assurance that it will achieve profitability or be capable of sustaining profitable operations. As a result, operations in the near future are expected to continue to use working capital.

We are actively increasing marketing efforts to increase revenues. The ability of Excel Global to continue as a going concern is dependent on its ability to meet our financing arrangement and the success of our future operations.

Seasonal Nature of Business
---------------------------
Our business is not seasonal in nature.

Employees
---------
We presently have no full-time employees, no independent contractors employees and no part-time employee. The officers are working on a part-time basis.

Reports to Security Holders
---------------------------
We intend to become a fully reporting company under the requirements of the Exchange Act, and will file the necessary quarterly and other reports with the Securities and Exchange Commission. Although we will not be required to deliver our annual or quarterly reports to security holders, we intend to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at: http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Properties
-----------
Our corporate and manufacturing offices are located at 292 South LA Cienega Blvd., Suite PHD, Beverly Hills, CA 90211. Our telephone number is (310) 266-3738. These offices consist of 250 square feet which are leased on a month to month basis for $300 per month.


DILUTION

Assuming completion of the offering, there will be up to 8,100,000 common shares outstanding. The following table illustrates the per common share dilution as of March 31, 2008 that may be experienced by investors at various funding levels.

Funding Level            $1,000,000     $500,000     $250,000     $125,000
                         ----------     --------     --------     --------

Offering price              $1.00          $1.00         $1.00         $1.00

Net tangible book
  value per common
  share before offering   (.00)          (.00)         (.00)         (.00)

Increase per common
  share attributable to
  investors                .12            .06           .03           .01
                         -----          -----         -----         -----
Pro forma net tangible
  book value per
  common share after
  offering                 .12            .06           .03           .01
                         -----          -----         -----        ------
Dilution to investors         .88            .94           .97           .99
Dilution as a
  percentage of
  offering price               88%            94%           97%           99%

Based on 7,100,000 common shares outstanding as of December 31, 2007 and total stockholder's deficit of $(53) utilizing audited December 31, 2007 financial statements.

Since inception, the officers, directors, promoters and affiliated persons have paid an aggregate average price of $.00001 per common share in comparison to the offering price of $1.00 per common share.

Further Dilution
----------------
Excel Global may issue equity and debt securities in the future. These issuances and any sales of additional common shares may have a depressive effect upon the market price of Excel Global's common shares and investors in this offering.


DIVIDEND POLICY

We have never declared or paid any dividends. In addition, we anticipate that we will not declare dividends at any time in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.


DETERMINATION OF OFFERING PRICE

The offering price of the common shares was arbitrarily determined by Excel Global based on the financial needs of Excel Global without regard to the book value or market value, if any, of our common shares.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Results of Operations for the years ended December 31, 2007.

The net loss of $(71,053) for the year ended December 31, 2007 due to commencement of operations.

Revenues
--------
Revenues of $25,000 for the year ended December 31, 2007 attributed to commencement of operations.

Selling, general and administrative expense
-------------------------------------------
For the year ended December 31, 2007, we had general, administrative and selling expenses of $95,253 due to the commencement of operations. Selling, general and administrative expenses will continue to increase as we implement sales and marketing initiatives.

Liquidity and Capital Resources
-------------------------------
During the year ended December 31, 2007, we did not pursue any investing activities.

During the year ended December 31, 2007, net cash provided by financing activities was $853 from the proceeds of an officer loan. .

We are currently not aware of any trends that are reasonably likely to have a material impact on our liquidity. Our current cash balance is estimated to be sufficient to fund our current operations for two months. We are attempting to increase the sales to raise much needed cash for the remainder of the year, which will be supplemented by our efforts to raise cash through the issuance of equity securities. It is our intent to secure a market share in the software application and service industry which we feel will require additional capital over the long term to undertake sales and marketing initiatives, and to manage timing differences in cash flows.

Plan of Operations
------------------

Our main focus in the next twelve months is to complete this offering and utilize a portion of the funds raised to increase our marketing efforts to increase sales of the Edge and our services.

Our long term capital strategy is to increase our cash balance through the receipt of revenues and financing transactions, including the issuance of debt and/or equity securities. We have not yet determined any specific offering terms, if any.


DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our bylaws provide that the number of directors who shall constitute the whole board shall be such number as the board of directors shall at the time have designated. We confirm that the number of authorized directors has been set at two pursuant to our bylaws. Each director shall be selected for a term of one year and until his successor is elected and qualified. Vacancies are filled by a majority vote of the remaining directors then in office with the successor elected for the unexpired term and until the successor is elected and qualified. The directors, officers and significant employees are as follows:

NAME AND ADDRESS            AGE       POSITIONS HELD           SINCE
Betty Soumekh               53         CEO, CFO            Inception
470 S. Bedford Drive                   Director           to present
Beverly Hills, CA 90212

Jeremy Vernassal            25         Vice President       Inception
1058 S. Wooster St. #3                 Director             to present
Los Angeles, CA 90035

Delia Vernassal             27         Secretary            Inception
1058 S. Wooster St. #3                                      to present
Los Angeles, CA 90035

Business Experience
-------------------
Betty Soumekh. Ms. Soumekh has been CEO, Secretary and Director of Excel Global Inc since its inception. She consulted with Edison International for two years as part of an executive team overseeing a $9 billion modernization initiative. Since December 31, 2006 to present, Ms. Soumekh has been the chief financial officer, secretary and a director of Tri-Mark MFG, Inc., an entity engaged in the sale and distribution of jewelry. From 1994 to 2004, Ms Soumekh developed and implemented organizational effectiveness strategies for AT&T, Blue Cross, British Telecom, the Canadian Imperial Bank of Commerce, Kimberly Clark, Vanguard Financial group. From 1991 to 1994, she was

Director of Organizational Development with Dylex, a $3 billion retail chain headquartered in Toronto. Ms Soumekh worked with the French Ministry of Finance and Trade from 1982 to 1986 to promote Export Credit programs for corporations with international operations. Ms. Soumekh earned a Bachelor of Art with honors from London University in 1976. Ms Soumekh holds an international MBA from the C.E.C.E, France earned in 1978.

Jeremy Vernassal. From inception to present, Mr. Vernassal has been vice president and director of Excel Global. From 2004 to present, Mr. Vernassal has been a manager for Legalzoom.com, an entity engaged in providing legal documents. Mr. Vernassal obtained a Bachelor of Arts from York University in Toronto in 2004.

Delia Vernassal. From inception to present, Ms. Vernassal has been secretary of Excel Global. From 2002 to 2007, Ms. Vernassal was a project manager of SFK, an entity focused on providing educational programs to teenagers and young adults in partnership with school boards, social services, Big Brothers, police departments, etc. From 2007-2008, Ms. Vernassal has been a manager for Revolution Prep, an entity engaged in providing educational services. Ms. Vernassal obtained her Bachelor of Arts Degree from UCLA in 2002 and her Master of Science from USC in 2007.

The above named directors will serve in their capacity as director until our next annual shareholder meeting to be held within six months of our fiscal year's close. Directors are elected for one-year terms.

Code of Ethics Policy
---------------------
We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance
--------------------
There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships
--------------------
Betty Soumekh, an officer and director is the mother of Jeremy
Vernassal, an officer and director and Delia Vernassal, an officer and director.

Involvement in Certain Legal Proceedings
----------------------------------------
None of our directors, executive officers and control persons have been involved in any of the following events during the past five years:
  - Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
   - Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);
   - Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities,; or
   - Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Executive Compensation
----------------------
We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

                                   Summary Compensation Table
                                                        Non-Equity     Nonqualified
Name                                                   Incentive Plan    Deferred    All Other
and                                    Stock  Options   Plan Compen-   Compensation   Compen-
Principal              Salary   Bonus   Awards  Awards    sation          Earnings     sation   Total
Position         Year    ($)     ($)     ($)     ($)       ($)               ($)       ($)       ($)
  (a)             (b)    (c)     (d)     (e)     (f)       (g)               (h)       (i)       (j)

Betty Soumekh
Chief Executive
  Officer         2007     -      -       -        -        -                 -         -         -

Jeremy Vernassal
Chief Financial
   Officer        2007    -       -       -         -       -                 -         -         -

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2008, the number and percentage of outstanding shares of Excel Global common stock owned by
(i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer and significant employee, and (iv) all officers and directors as a group.

                                                           Percentage
Name                             Amount    Percentage    After Offering
----                             ------    ----------    --------------
Betty Soumekh                  6,900,000    97.18%            85.19%

Jeremy Vernassal                  50,000       .7%               .6%

Delia Vernassal                   50,000       .7%               .6%

Officers and Directors
As a group (3 persons)         7,000,000    98.58%            86.39%


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence
---------------------
Excel Global's board of directors consists of Betty Soumekh and Jeremy Vernassal. They are not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

During the year ended December 31, 2007, there were no transactions with related persons other than as described below.

Related Party Loan
------------------
At December 31, 2007, Betty Soumekh, an officer and director made advances to Excel Global in the amounts of $853. No interest is being accrued and there is no formal repayment plan. Ms. Soumekh is our chief executive officer and majority shareholder. Management is of the opinion that the advances were comparable to terms we could have obtained from unaffiliated third persons. Ms. Soumekh did not provide any non-cash contributions.


DESCRIPTION OF CAPITAL STOCK

Common Shares
-------------
Excel Global's articles of incorporation authorize it to issue up to 25,000,000 common shares and no preferred shares, no par value per common share.

Liquidation Rights
------------------
Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of Excel Global legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights
---------------
There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefore. Excel Global has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of Excel Global. Accordingly, future dividends, if any, will depend upon, among other considerations, Excel Global's need for working capital and its financial conditions at the time.

Voting Rights
-------------
Holders of common shares of Excel Global are entitled to voting rights of one hundred percent. Holders may cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights
------------
Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares. Common Shares do not have cumulative voting features. Our bylaws allow action to be taken by written consent rather than at a meeting of stockholders with the consent of the holders of a majority of shares entitled to vote.

Transfer Agent
--------------
Upon completion of the offering, Olde Monmouth Stock Transfer will act as Excel Global's transfer agent.


SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 7,100,000 shares of our common stock outstanding of which no common shares may be freely traded without restriction.

Upon the effectiveness of this registration statement, up to an additional 1,000,000 common shares may be issued and will be eligible for immediate resale in the public market. The remaining common shares will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

In general, under Rule 144, a person who has beneficially owned, for at least one year, shares of common stock that have not been registered under the Securities Act or that were acquired from an affiliate of Excel Global is entitled to sell within any three-month period the number of shares of common stock that does not exceed the greater of:

   - one percent of the number of then outstanding shares of common stock, or

   - the average weekly reported trading volume during the four calendar weeks preceding the sale.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker. A person who is not an affiliate of Excel Global under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least two years is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the two year holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.


DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information
------------------
Our common stock is not traded over the counter or quoted by the Over The Counter Bulletin Board.

Holders
-------
As of March 31, 2008, there were four shareholders of Excel Global.

Dividends
---------
We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors as the board of directors deems relevant.


EXPERTS

The financial statements of Excel Global appearing in this registration statement have been audited by Spector & Wong, LLP, independent auditors and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.


LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by Jody M. Walker, Attorney At Law, Centennial Colorado.


WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Excel Global, Inc.
292 South La Cienega Blvd, Suite PHD
Beverly Hills, CA 90211
Telephone (310) 266-3738

Attention: Betty Soumekh, Chief Executive Officer

Our fiscal year ends on December 31st. We are a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-

SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.


FINANCIAL STATEMENTS

The following financial statements required by Item 310 of Regulation S-B are furnished below:

Report of Independent Registered Public Accounting
  Firm dated February 5, 2008.
Balance Sheet as of December 31, 2007
Statement of Operations for the year ended December 31, 2007
Statement of Changes in Stockholders' Equity for the period from inception August 2, 2007 to December 31, 2007
Statement of Cash Flows for the year ended December 31, 2007
Notes to Audited Financial Statements

[Letterhead of SPECTOR & WONG, LLP]


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Excel Global, Inc.

We have audited the accompanying balance sheets of Excel Global, Inc. as of December 31, 2007, and the related statements of operations, changes in stockholders' deficit and cash flows for year ended December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (Unites States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of Excel Global, Inc. as of December 31, 2007, and the results of its operations and its cash flows for the year ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's operation losses and working capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Spector & Wong, LLP
Spector & Wong, LLP
Pasadena, California
February 5, 2008

EXCEL GLOBAL, INC.
BALANCE SHEET
As of December 31, 2007

ASSETS
Current Assets:
  Accounts Receivable                        $   25,000
                                             ----------
    Total Current Assets                         25,000
                                             ----------
Other Assets
  License Rights                                 51,000
                                             ----------
    Total Other Assets                           51,000

TOTAL ASSETS                                 $   76,000
                                             ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
  Accounts Payable                           $   50,000
  Accrued Expenses                               25,200
  Officer Advances                                  853
                                             ----------
    Total Current Liabilities                    76,053

Stockholders' Deficit:
  Common stock, no par value; 25,000,000 shares
    authorized; 7,100,000 shares issued and
    outstanding                                  71,000
  Deficit Accumulated in the development stage  (71,053)
                                              ---------
      Total Stockholders' Deficit                   (53)
                                              ---------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT   $  113,852
                                              ==========

The accompanying notes are an integral part of these audited financial statements

EXCEL GLOBAL, INC.
STATEMENT OF OPERATIONS
For the Year ended December 31, 2007

Revenues                                      $   25,000

Cost and Expenses
  Cost of revenue                                      -
  Selling, general and administrative expenses    95,243
                                              ----------
                                                  95,243

  Operating income (loss)                        (70,253)

Other Income (Expenses):
  Interest and Other Income                            -
  Interest and Other Expenses                          -
                                              ----------
      Total Other Income (Expenses)                    -
                                              ----------

Net income (loss) before Income Taxes         $  (70,253)
                                              ==========
Provision for Taxes                                  800
                                              ----------
Net Income (Loss)                             $  (71,053)
                                              ==========
Net loss per share, Basic and Diluted            $(0.01)

Weighted Average Number of Shares              7,020,000

The accompanying notes are an integral part of these audited financial statements

EXCEL GLOBAL, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
For the Period from Inception August 2, 2007 to December 31, 2007

                                            Common Stock     Accumulated
                                          Shares    Amounts     Deficit    Total
                                          ----------------    ----------   -----
BALANCEat August 2, 2007
(Inception)                                    -   $     -   $      -   $      -
Issuance of Common Stock for cash        100,000     1,000          -      1,000
Issuance of Common Stock for services  7,000,000    70,000                70,000

Net Loss for the year ended
  December 31, 2007                            -         -    (71,053)   (71,053)
                                       -----------------------------------------
Balance at December 31, 2007           7,100,000   $71,000   $(71,053)  $    (53)
                                       =========================================

The accompanying notes are an integral part of these audited financial statements

EXCEL GLOBAL, INC.
STATEMENTS OF CASH FLOWS
For the Year ended December 13, 2007
                                             Year Ended
                                            December 31,
                                                2007
                                            ------------
Cash Flow from Operating Activities:
  Net loss                                   $   (71,053)
  Adjustments to reconcile net loss to
    net cash used by operating activities:
    Stock issued for services                     70,000
    Increase in Accounts receivable              (25,000)
    Increase in Accrued expenses                  25,200
                                              ----------
Net Cash used by Operating Activities               (853)
                                              ----------
Cash Flow from Investing Activities:
Net Cash used by Investing Activities                  -
                                              ----------
Cash Flow from Financing Activities:
  Proceeds from Officer Loan                         853
                                              ----------
Net Cash provided by Financing Activities            853
                                              ----------

Net Increase (Decrease) in Cash                        -

Cash Balance, beginning of period                      -
                                              ----------
Cash Balance at end of period                 $        -
                                              ==========

Supplemental Disclosures:
  Taxes Paid                                  $        -

Noncash Investment and Financing Activities:
  Accounts payable increased for acquisition
    of licensing rights by:
      Accounts payable                        $   50,000
      Common stock                                 1,000
                                              ----------
                                              $   51,000
                                              ==========

The accompanying notes are an integral part of these audited financial statements

EXCEL GLOBAL, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS
-----------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

Excel Global, Inc. ("Excel Global") was incorporated in the state of Nevada on August 2, 2007. The Company elected its fiscal year ending on December 31st.

The Company is a web-based service provider offering real time information captured through the use of its prime product known as the EDGE. This allows the Company together information for its clients with immediate analysis to its results allowing the client to react to the information more efficiently.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of estimates: The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

Revenue recognition: The Company generally recognizes revenue when service is rendered, providing that collectibility is reasonably assured. Revenue consists primarily of gross administrative fees. Amounts received prior to providing the service date are classified as deferred revenue.

Cash Equivalents: For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

Property and Equipment: As of December 31, 2007, the Company did not maintain or control any fixed assets.

Fair Value of Financial Instruments: All financial instruments are carried at amounts that approximate estimated fair value.

Income Taxes: Income tax expense is based on pretax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts.

Licensing Rights. As of December 31, 2007, the Company capitalized $51,000 for licensing agreement rights. Such capitalized costs will be amortized for a period of sixty months.

EXCEL GLOBAL, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS
-----------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (Continued)

Organizational Costs. Organizational expenses consist of amounts paid for legal expenditures for corporation formation. The Company expensed such expenses for $580 as of December 31, 2007.

Impairment of Long-Lived Assets. Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstance indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the fair value of the asset. Long-lived assets and certain identifiable intangible assets to be disposed of are reported at the lower of carrying amount or fair value costs to sell.

Net Loss Per Share: Basic net loss per share includes no dilution and is computed by dividing net loss available to common stockholders by the weighted average number of common stock outstanding for the period. Diluted net loss per share does not differ from basic net loss per share since potential shares of common stock are anti-dilutive for all periods presented.

Non-employees Equity Transactions. The Company accounts for equity instruments issued to non-employees in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 123 and the Emerging Issues Task Force (EITF) Issue No. 00-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. SFAS No. 123 states that equity instruments that are issued in exchange for the receipt of goods or services should be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Under the guidance in Issue 99-18, the measurement date occurs as of the earlier of (a) the date at which a performance commitment is reached or (b) absent a performance commitment, the date at which the performance necessary to earn the equity instruments is complete (this is, the vesting date).

New Accounting Pronouncements:

In May 2007, the FASB issued FASB Staff Position No. FIN 48-1 ("FSP 48-1"), Definition of Settlement in FASB Interpretation No. 48. FSP 48-1 amended FIN 48 to provide guidance on how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. FSP 48-1 required application upon the initial adoption of FIN 48. The adoption of FSP 48-1 did not affect the Company's financial statements.

EXCEL GLOBAL, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS
-----------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (Continued)

In February 2007, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standards ("FAS") No. 159, the Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items tat fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. FAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In September 2006, the FASB issued Financial Accounting Standards (FAS") No. 157, Fair Value Measurements. FAS No. 157 defines fair value, establishers a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement addresses how to calculate fair value measurements required or permitted under other accounting pronouncements. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. FAS No. 157 is effective for the Company beginning January 1, 2008. The Company is currently evaluating the impact of this standard.

In September 2006, the Securities and Exchange Commission ("SEC") staff issued Staff Accounting Bulletin No. 108 ("SAB 108"), Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. The stated purpose of SAB 108 is to provide consistency between how registrants quantify financial statement misstatements.

Prior to the issuance of SAB 108 there have been two widely-used methods, known as the "roll-over" and "iron curtain" methods, of quantifying the effects of financial statement misstatements. The roll0over method quantifies the amount by which the current year income statement is misstated while the iron curtain method quantifies the error as the cumulative amount by which the current year balance sheet is misstated. Neither of these methods considers the impact of misstatements on the financial statements as a whole.

SAB 108 established an approach that requires quantification of financial statement misstatements based on the effects of the misstatement on each of the Company's financial statements and the related financial statement disclosures. This approach is referred to as the "dual approach" as it requires quantification of errors under both the roll-over and iron curtain methods.

EXCEL GLOBAL, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS
-----------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (continued)

SAB 108 allows registrants to initially apply the dual approach by either retroactively adjusting prior financial statements as if the dual approach had always been used, or by recording the cumulative effect of initially applying the dual approach as adjustments to the carrying values of assets and liabilities as of January 1, 2006 with an offsetting adjustment recorded to the opening balance of retained earnings.

The Company will initially apply SAB 108 using the cumulative effect transition method in connection with the preparation of the annual financial statements for the year ending December 31, 2007. The
Company does not believe the adoption of SAB 108 will have a significant effect on its financial statements.


NOTE 2 - GOING CONCERN

The Company's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. In the near term, the Company expects operating costs to continue to exceed funds generated from operations. As a result, the Company expects to continue to incur operating losses and may have insufficient funds to grow its business in the near future. The Company can give no assurance that it will achieve profitability or be capable of sustaining profitable operations. As a result, operations in the near future are expected to continue to use working capital.

Management of the Company is actively increasing marketing efforts to increase revenues. The ability of the Company to continue as a going concern is dependent on its ability to meet its financing arrangement and the success of its future operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.


NOTE 3 - LICENSE RIGHTS

On November 28, 2007, the Company acquired a license from a software developer, Service Technology, Inc. ("Licensor"). The licensor has a certain social networking software for use on the website. According to the license rights, the Company is authorized by this agreement to utilize the software in any manner within the course and scope of its business.

The Company agreed to compensate the Licensor with a payment of $50,000, and in 100,000 common shares of the Company.

EXCEL GLOBAL, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS
-----------------------------------------------------------

The Company has indefinite term for the rights; therefore, the license right is not being amortized but will be reviewed for impairment annually or more frequently if impairment indicators arise, in accordance with SFAS 142.


NOTE 4 - STOCKHOLDERS' DEFICIT

On November 28, 2007, the Company issued 100,000 of common stock to Service Technology, Inc. for licensing rights. (See Note 3).

On August 2, 2007, the Board of Directors approved the issuance of 7,000,000 shares of common stock to the CEO and two other officers of the Company for services provided.


NOTE 5 - PROVISION FOR INCOME TAXES

No provision for income taxes was provided in the accompanying statement of operations. Due to net operating losses and the uncertainty of realization, no tax benefit has been recognized for operating losses.

The deferred tax asset as of December 31, 2007 consists of the following:
                                                        2007
                                                      ---------
Net Operating Loss Carryforward                       $  71,053
Less: Valuation Allowance                               (71,053)
                                                      ---------
Net Deferred Tax Asset                                 $       -
                                                      =========

At December 31, 2007, net federal operating losses of approximately $71,053 are available for carryforward against future years' taxable income and expire through 2027. The Company's ability to utilize its federal net operating loss carryforwards is uncertain and thus a valuation reserve has been provided against the Company's net deferred tax assets.


NOTE 6- NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted net loss per share:

EXCEL GLOBAL, INC.
NOTES TO AUDITED FINANCIAL STATEMENTS
-----------------------------------------------------------

NOTE 6- NET LOSS PER SHARE (Continued)

                                          Year ended
                                          December 31,
                                             2007
                                          -----------
Numerator:
  Net Loss                                 $  (71,053)
Denominator:
  Weighted Average Number of Shares         7,020,000
                                           ----------
Net loss per share - Basic and Diluted      $   (0.01)
                                           ==========

Diluted net loss per share is the same as basic net loss per share due to the lack of dilutive items in the Company.


NOTE 7 - RELATED PARTY TRANSACTION

An officer of the Company make advances to the Company to cover operating expenses; such advanced are recorded as officer advances and has a balance of $853 on December 31, 2007. No interest is being accrued.

Up to a Maximum of 1,000,000 Common Shares at $1.00 per Common Share



Prospectus

Excel Global, Inc.


April 24, 2008


YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until __________________2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.  Other Expenses of Issuance and Distribution
-----------------------------------------------------
The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The registrant shall pay the expenses.

SEC Registration Fee . . . . . .  $    39.30
Printing and Engraving Expenses     1,500.00
Legal Fees and Expenses . . . .    25,000.00
Accounting Fees and Expenses. .     5,000.00
Miscellaneous . . . . . . . . .     2,500.00
                                  ----------
TOTAL . . . . . . . . . . . . .   $34,039.30
                                  ==========


Item 14.  Indemnification of Directors and Officers
---------------------------------------------------
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Item 15.  Recent Sales of Unregistered Securities
-------------------------------------------------

On November 28, 2007, Excel Global issued 100,000 of common stock to Service Technology, Inc. for licensing rights. .

On August 2, 2007, the board of directors approved the issuance of 7,000,000 shares of common stock to the CEO and two other officers of Excel Global for services provided.

The above securities issued in 2006 were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 to sophisticated investors.


Item 16. Exhibits
---------------------------------------------------

INDEX TO EXHIBITS

Exhibit Number and Identification of Exhibit

(3)     Articles of Incorporation, By-Laws
      (i)      Articles of Incorporation.
      (ii)     By-Laws.
      (iv)     Instruments defining common stock.
(5)     Consent and opinion of Jody M. Walker, Attorney At Law.
(10)    Material Contracts.
(11)    Statement of Computation of Per Share Earnings
         This Computation appears in the Financial Statements.
(23)   Consent of Certified Public Accountant.


Item 17. Undertakings
----------------------
   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

        ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        iii. Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchase, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchase and will be considered to offer or sell such securities to such purchaser:

           i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
         iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
         iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  i. If the registrant is relying on Rule 430B (230.430B of this chapter):
   A.  Each prospectus filed by the registrant pursuant to Rule
424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

   B. Each prospectus filed by the registrant pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporatd or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

  ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on April 24, 2008.

Excel Global, Inc.

By: /s/ Betty Soumekh
    ----------------
    Betty Soumekh, CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      /s/ Betty Soumekh             /s/Jeremy Vernassal
      -----------------             -------------------
      Betty Soumekh, CEO            Jeremy Vernassal
    Principal Financial Officer,    Director
    Controller, Director            April 24, 2008
      April 24, 2008